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                                                                    Exhibit 5.1


                 [MITCHELL, SILBERBERG & KNUPP LLP LETTERHEAD]



                                 June 14, 1996



Protection One, Inc.
6011 Bristol Parkway
Culver City, CA 90230



          Re:    Registration Statement on Form S-3
                 -- Commission File No. 333-5849
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Gentlemen:

          We have acted as counsel for Protection One, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to the above-captioned registration statement, as amended (the "Registration Statement"), of the offer and sale of up to 450,000 shares of the Common Stock, par value $.01 per share, of the Company ("Common Stock") to be issued pursuant to an Agreement for Purchase and Sale of Stock dated as of May 23, 1996 (the "Purchase Agreement"), among Metrol Security Services, Inc., its securityholders, Protection One Alarm Monitoring, Inc. and the Company. Such shares of Common Stock are hereinafter referred to as the "Shares."

          In our capacity as counsel for the Company and for purposes of this opinion letter, we have examined the originals, or copies identified to our satisfaction as being true copies of the originals, of the Purchase Agreement, the Registration Statement, the Fifth Amended and Restated Certificate of Incorporation of the Company as presently in effect, the By-laws of the Company as presently in effect, and certain resolutions of the Board of Directors of the Company relating the issuance and sale of the Shares and related matters. We have also examined originals, or copies certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such instruments and documents as we have considered necessary or appropriate to enable us to render the opinions expressed below.

          In the course of our examinations and investigations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate, partnership or other, to enter into and perform all obligations thereunder and we have also assumed the due authorization by all requisite action, corporate, partnership or other,

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Protection One, Inc.
June 14, 1996
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the due execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof. As to all facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

          Based upon and subject to the foregoing, it is our opinion that the Shares have been duly authorized, and when issued and delivered in accordance with the terms of the Purchase Agreement will be legally issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder. The opinions expressed herein are given as of the date hereof, and we assume no obligation to advise you of changes that may hereafter be brought to our attention.



                                       Very truly yours,


                                       /s/ MITCHELL, SILBERBERG & KNUPP LLP
                                       -------------------------------------
                                           MITCHELL, SILBERBERG & KNUPP LLP